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Exhibit 10.7


DATA RESEARCH ASSOCIATES, INC.

CAFETERIA PLAN


 TABLE OF CONTENTS

ARTICLE 1                                                                                        3
INTRODUCTION                                                                                     3
1.01     Purpose of Plan                                                                         3
1.02     Cafeteria Plan Status                                                                   3
1.03     Exclusive Benefit of Participants                                                       3
ARTICLE 2                                                                                        3
DEFINITIONS                                                                                      3
2.01     Administrator                                                                           3
2.02     Code                                                                                    3
2.03     Compensation                                                                            3
2.04     Dependent Care Expense Reimbursement Plan                                               3
2.05     Dependent                                                                               3
2.06     Effective Date                                                                          4
2.07     Employee                                                                                4
2.08     Employer                                                                                4
2.09     Highly Compensated Employee                                                             4
2.10     Key Employee                                                                            4
2.11     Medical Care Expense Reimbursement Plan                                                 4
2.12     Medical Insurance Plan                                                                  4
2.13     Participant                                                                             4
2.14     Plan                                                                                    4
2.15     Plan Year                                                                               4
2.16     Premium Conversion Plan                                                                 4
2.17     Qualifying Reimbursement Expenses                                                       5
ARTICLE 3                                                                                        5
PARTICIPATION                                                                                    5
3.01     Commencement of Participation                                                           5
3.02     Eligibility Requirements                                                                5
3.03     Ineligible Classes Of Employees                                                         5
3.04     Entry Date                                                                              5
3.05     Cessation of Participation                                                              5
3.06     Reinstatement of Former Participant                                                     6
ARTICLE 4                                                                                        6
OPTIONAL BENEFITS                                                                                6
4.01     Benefit Payment Option                                                                  6
4.02     Election of Medical and Dependent Care Expense Reimbursement In Lieu Of Cash            6
4.03     Election Of Cash in Lieu of Premium Payments                                            6
4.04     Election Procedure                                                                      6
4.05     Failure to Elect                                                                        7
4.06     Changes by Administrator                                                                8
4.07     Irrevocability of Election by The Participant During The Plan Year                      8
4.08     Reimbursable Expenses on Termination of Participation                                   8
4.09     Amount and Form of Payment                                                              9
4.10     Automatic Termination of Election                                                       9
ARTICLE 5                                                                                        9
DEPENDENT CARE EXPENSE REIMBURSEMENT PLAN                                                        9
5.01     Payment of Benefits                                                                     9
5.02     Limitations                                                                             9
5.03     Construction                                                                            10
5.04     Reports to Employees                                                                    10
ARTICLE 6                                                                                        10
MEDICAL CARE EXPENSE REIMBURSEMENT PLAN                                                          10
6.01     Claims for Reimbursement                                                                10
6.02     Qualifying Medical Care Expense                                                         10
6.03     Reimbursement or Payment of Expenses                                                    10
ARTICLE 7                                                                                        11


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
REIMBURSEMENT ACCOUNTS                                                                           11
7.01     Establishment of Accounts                                                               11
7.02     Crediting Of Accounts                                                                   11
7.03     Debiting of Accounts                                                                    11
7.04     Forfeiture of Accounts                                                                  11
7.05     No Trust Created                                                                        11
ARTICLE 8                                                                                        12
ADMINISTRATION OF PLAN                                                                           12
8.01     Administrator                                                                           12
8.02     Examination of Records                                                                  12
8.03     Reliance on Tables, Etc                                                                 12
8.04     Claims and Review Procedures                                                            12
8.05     Nondiscriminatory Exercise of Authority                                                 13
8.06     Indemnification of Administrator                                                        13
ARTICLE 9                                                                                        13
AMENDMENT AND TERMINATION OF PLAN                                                                13
9.01     Amendment or Termination of Cafeteria Plan                                              13
9.02     Amendment or Termination of Insurance Plan(s)                                           13
ARTICLE 10                                                                                       14
MISCELLANEOUS PROVISIONS                                                                         14
10.01    Information to Be Furnished                                                             14
10.02    Limitation of Rights                                                                    14
10.03    No Guarantee of Tax Consequences; Indemnification of Employer                           14
10.04    Governing Law                                                                           14





ARTICLE 1
INTRODUCTION

1.01 Purpose of Plan
         The Employer has adopted this Plan to recognize the contribution made to the Employer by its Employees. Its purpose is to reward them by providing benefits for eligible Employees and their dependents and beneficiaries. This Plan is designed to permit eligible Employees to choose certain benefits in place of receiving cash.

1.02 Cafeteria Plan Status
         This Plan is intended to qualify as a "Cafeteria Plan" under Code
Section 125, and is to be interpreted in a manner consistent with the requirements of that Section.

1.03 Exclusive Benefit of Participants
         This Plan has been established for the exclusive benefit of the Participants and their beneficiaries.


ARTICLE 2
DEFINITIONS

2.01 Administrator
         Means the Employer or such other person or committee as may be appointed from time to time by the Employer to supervise the administration of the Plan.

2.02 Code
         Means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.03 Compensation
         The term Compensation means wages within the meaning of Code ss.3401(a) and all other payments of Compensation that are actually paid or made available in gross income during the Plan Year to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement (Form W-2) under Code



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ss.6041(d), ss.6051(a)(3) and ss.6052. Compensation must be determined without regard to any rules under Code ss.3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2)). Compensation will also include amounts not currently includible in gross income by reason of Code ss.125, ss.402(e)(3), ss.402(h), or ss.403(b). Compensation will not include a Participant's Compensation earned prior to becoming a Participant in the Plan.

2.04 Dependent Care Expense Reimbursement Plan
         Means the Dependent Care Expense Reimbursement Plan set forth in
Article 5.

2.05 Dependent
         Means, for purposes of determining eligibility for Dependent care reimbursement, (a) A Dependent under age 13 who qualifies as a Dependent for income tax purposes; (b) a spouse who is physically or mentally unable to care for himself or herself; (c) a Dependent who is unable to care for himself or herself and who qualifies as a Dependent for income tax purposes; and (d) a Dependent over the age of 13, if such Dependent regularly spends at least 8 hours per day in the Participant's household.

2.06 Effective Date
         Means January 1, 2001. The original Effective Date of this amended and restated Plan was May 1, 1991.

2.07 Employee
         Means any individual employed by the Employer or any related Employer which has adopted this Plan.

2.08 Employer
         Means Data Research Associates, Inc., a corporation organized under the laws of the state of Missouri, and any other entity which adopts the Plan with the approval of the governing board of the Employer.

2.09 Highly Compensated Employee
         The term Highly Compensated Employee (or HCE) means, for Plan Years beginning after December 31, 1996, any Employee (1) who during the Plan Year or the look-back year was a 5% owner as defined in Code Section 416(i)(1); or (2) who for the look-back year had Section 415 Compensation in excess of $80,000 as adjusted under Code Section 415(d) (except that the base year will be the calendar quarter ending September 30, 1996).

         The determination of who is a Highly Compensated former Employee is based on the rules for determining HCE status as in effect for the Plan Year or the look-back year for which the determination is being made, in accordance with temporary regulation 1.414(q)-1T, A-4 and Notice 97-45. In determining if an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, amendments to Code Section 414(q) are treated as having been in effect for Plan Years beginning in 1996.

2.10 Key Employee
         Means any Key Employee as defined in Code Section 416(i)(1).

2.11 Medical Care Expense Reimbursement Plan
         Means the Medical Care Expense Reimbursement Plan set forth in Article
6.

2.12 Medical Insurance Plan
         Means any Medical and/or dental Insurance plan maintained by the Employer. Medical Insurance Plan may also mean drug prescription plans, vision plans or other plans providing medical or wellness benefits to the Employee.

2.13 Participant
         Means any Employee who participates in the Plan in accordance with
Article 3.

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2.14 Plan
         Means the Data Research Associates, Inc. Cafeteria Plan as set forth herein, together with any and all amendments and supplements hereto.

2.15 Plan Year
         Means the January 1st to December 31st.

2.16 Premium Conversion Plan
         Means the provision of this Plan under which premiums are paid by Participants for certain insured benefits on a before-tax basis.

2.17 Qualifying Reimbursement Expenses
         Means expenses which qualify under the Internal Revenue Code for reimbursement under this Plan, and which are not otherwise deducted on the Participant's income tax return or reimbursed by insurance.


ARTICLE 3
PARTICIPATION

3.01 Commencement of Participation
         An Employee and whose customary employment, excluding overtime work, is a least 25 per week will be eligible to become a Participant in the Plan in accordance with the provisions of paragraph 3.02.

3.02 Eligibility Requirements

Medical and Dependent Care Expense Reimbursement Plan
         With regard to benefits described in section 4.01(a), an Employee will be eligible to participate in the Plan as follows: An Employee will be eligible to enter the Plan on the Entry Date following the date he or she completes 90 days of service.

Premium Conversion Plan
         With regard to benefits described in Section 4.01(b), an Employee will be eligible to participate in the Plan with regard to such benefit on the same date as he or she becomes eligible for the Medical\Dental Insurance Plan(s).

3.03 Ineligible Classes Of Employees
         All Employees are eligible to participate in the Plan.

         However, owner-employees, partners and Employees who own 2% or more of the interest in an S corporation may not participate in the Plan.

3.04 Entry Date
         Entry Date means the first day of the payroll period following the date the Participant meets the eligibility requirements.

3.05 Cessation of Participation
         A Participant will cease to be a Participant as of the earlier of (a) the date on which the Plan terminates, (b) the date of his or her termination of employment, (c) the first day of the Plan Year following the filing of a waiver of Plan participation with respect to all benefit options.

         Participants who take a leave of absence either under the Family Medical leave Act (FMLA) or the Uniform Services Employment or Reemployment Rights Act (USERRA) may elect to continue participation in the Plan during their period of leave. Participants eligible for coverage under the Medical Care Expense Reimbursement Plan who are otherwise eligible to continue coverage under the Medical Insurance Plan of the Employer pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) may continue to participate in the Medical Expense Reimbursement Plan during such period of coverage. Amounts previously deferred which would otherwise continue to be deferred under this section if the Participant were still employed may be paid to the Plan (a) as a single lump sum at the beginning of each year (or expected leave period), or (b) as monthly payments.

3.06 Reinstatement of Former Participant

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         A former Participant will become a Participant again if and when the eligibility requirements of paragraph 3.02 are met, but cannot commence participation until the first day of the Plan Year following the Plan Year in which the Employee is rehired.


ARTICLE 4
OPTIONAL BENEFITS

4.01 Benefit Payment Option
(a) Participants may choose under this Plan to receive their full Compensation for any Plan Year in cash or to have their Compensation reduced and applied by the Employer toward the cost of the following optional benefits:

- Dependent Care Expense Reimbursement
- Medical Care Expense Reimbursement

(b) A Participant may also choose to receive his or her full Compensation for any Plan Year, not reduced under the preceding paragraph, in cash (to be used to pay insurance premiums on an after-tax basis), or to have a portion of his or her Compensation applied by the Employer toward his or her share of the cost of benefits payable under the Medical/Dental Insurance Plan or Plans on a before-tax basis (Hereafter, the "Premium Conversion Plan").

4.02 Election of Medical and Dependent Care Expense Reimbursement In Lieu Of
Cash
         A Participant may elect under this Plan to receive one or more of the optional benefits described in paragraph 4.01(a) in accordance with the procedure described in paragraph 4.04(a). If a Participant elects an optional benefit described in paragraph 4.01(a), the Participant's cash compensation will be reduced, and an amount equal to the reduction will be credited by the Employer to a reimbursement account in accordance with Articles 5 and 6.

4.03 Election Of Cash in Lieu of Premium Payments
         A Participant may elect under this Plan to receive one or more of the optional benefits described in paragraph 4.01(b) in accordance with the procedure described in paragraph 4.04(b) . If a Participant elects an optional benefit described in paragraph 4.01(b), the Participant's cash compensation will be reduced, and an amount equal to the reduction will used to pay premiums for medical/dental insurance on a before-tax basis. If a Participant does not elect an option benefit described in section 401(b), the participant's cash compensation will be reduced on an after-tax basis and used to pay such insurance premiums.

         While a Participant may elect under this Plan to reduce his or her Compensation to pay for his or her share of premiums under the Medical/Dental Insurance Plan or Plans, the benefits will be provided not by this Plan but by the Medical/Dental Insurance Plan or Plans. The types and amounts of benefits available under these insurance Plans, requirements for participating in such insurance plans, and the other terms and conditions of coverage and benefits are as set forth from time to time in the Medical/Dental Insurance Plan or Plans and in the group insurance contracts and prepaid health plan contracts that constitute (or are incorporated by reference in) the Medical/Dental Insurance Plan or Plans. The benefit descriptions in such Medical/Dental Insurance Plans and contracts, as in effect from time to time, are hereby incorporated by reference in this Plan.

4.04 Election Procedure
(a) The optional benefits described in paragraph 4.01(a) will become effective with respect to each Participant as of the beginning of the first pay period for which a salary reduction agreement will apply, if elected by a Participant pursuant to the procedures described in this paragraph. Approximately 30 days prior to the commencement of each subsequent Plan Year, the Administrator shall provide one or more written Election Forms, waiver forms and salary reduction agreements to each Participant and to each other Employee who is expected to become a Participant at the beginning of the Plan Year. Each Participant who desires one or more optional benefit coverage described in paragraph 4.01(a) for the Plan Year shall specify the coverage


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and the amount of reduction in Compensation applicable to each such coverage on the appropriate Election Form or Forms and shall agree to a reduction in salary equal to the total of the amounts specified for each such optional benefit. The amount of the reduction in the Participant's salary for the Plan Year for each optional benefit described in paragraph 4.01(a) shall be the amount elected by the Participant, subject to the limitations of paragraph 4.08. Each Election Form and Compensation Reduction Agreement must be completed and returned to the Administrator on or before such date as the Administrator shall specify, which date shall be no later than the beginning of the first pay period for which the Participant's Compensation Reduction Agreement will apply.

(b) The optional benefits described in Section 4.01(b) shall, for the initial Plan Year commencing on the Effective Date, be deemed to become effective for each Employee who is participating in the Medical/Dental Insurance Plan or Plans on that date. For all other Employees, Participation shall be deemed to be effective on the date provided for in Section 3.01. Prior to the commencement of each subsequent Plan Year, the Administrator shall make available written waiver forms to any Employee who chooses to waive the benefits under Section 401(b). An election to waive such benefits must be completed and returned to the Administrator on or before such date as the Administrator shall specify, which date shall be no later than the beginning of the first pay period for the Plan Year in which the Participant seeks to waive participation in this Plan. Any Employee who waives such benefit can participate in the Plan for future Plan Years by filing a written election to participate before any such future Plan Year. The waiver shall be effective as of the first day of the Plan Year after the waiver form was filed with the Administrator. Any Employee who is participating in the Medical/Dental Insurance Plan or Plans who does not timely file an election to waive his or her participation under this Plan will have premium payments under the Medical/Dental Insurance Plan or Plans paid through this Plan and shall be deemed to have agreed to a reduction in Compensation. The amount of the reduction in the Participant's Compensation for the Plan Year for each premium payment described in Paragraph 4.01(b) shall equal the Participant's share of the cost of such Medical/Dental Insurance Plan coverage, and shall be adjusted automatically in the event of a change in such cost. The maximum amount of Compensation reduction a Participant can elect cannot exceed the amount of the Participant's share of the cost of Medical/Dental Insurance Plan coverage.

4.05 Failure to Elect
(a) An Employee failing to return a completed Election Form to the Administrator relating to the optional benefits described in paragraph 4.01(a) on or before the specified due date for the initial Plan Year of the Plan or for the Plan Year in which he or she becomes a Participant, shall be deemed to have elected to receive his or her full Compensation in cash. For subsequent Plan Years, the Participant who fails to return a completed election to the Administrator relating to such optional benefits on or before the specified due date for any Plan Year shall be deemed to have elected cash compensation in lieu of such optional benefits, regardless of the election in effect during the preceding Plan Year.

(b) An Employee failing to return a completed Election Form to the Administrator relating to the optional benefits described in paragraph 4.01(b) on or before the specified due date for the initial Plan Year of the Plan or for the Plan Year in which he or she becomes a Participant shall be deemed to have elected to have the applicable insurance premiums paid on a before tax basis. For subsequent Plan Years, the Participant who fails to return a completed waiver or election, as applicable, to the Administrator related to such benefits on or before the specified due date for any Plan Year shall be deemed to be have elected to continue the election in effect during the preceding Plan Year for the subsequent Plan Year.

An Employee who first becomes eligible to participate in the Plan mid-year may commence participation on the Entry Date coincident with or next following the date the eligibility requirements are met. The Election shall be made by submitting an Election Form to the Administrator at least 10 days before the Entry Date (unless the Entry Date is the date of Hire, in which case, as soon as practicable after the hire date). An Employee that does not elect to


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participate when first eligible may not enroll until the beginning of the next
Plan Year.

4.06 Changes by Administrator
         The Plan will not discriminate in favor of Highly Compensated Employees as to eligibility to participate or as to contributions and benefits and no more than 25 percent of the nontaxable benefits paid under the Plan during any Plan Year shall be paid to Participants who are Key Employees. If the Administrator determines, before or during any Plan Year, that the Plan may fail to satisfy for such Plan Year any nondiscrimination requirement imposed by the Code or any limitation on benefits provided to Key Employees, the Administrator shall take such action as the Administrator deems appropriate, under rules uniformly applicable to similarly situated Participants, to assure compliance with such requirement or limitation. Such action may include, without limitation, a modification of elections by Highly Compensated Employees or Key Employees with or without the consent of such Employees.

4.07 Irrevocability of Election by The Participant During The Plan Year Elections made or deemed to be made under the Plan shall be irrevocable during the Plan Year, subject to a change in family status. A Participant may revoke a benefit election for the balance of a Plan Year and file a new election only if both the revocation and the new election are on account of and consistent with a change in family status. A change in family status for this purpose includes marriage, divorce, death of the Participant's spouse or child, birth or adoption of a child, termination of employment (or the commencement of employment) of the Participant's spouse, or the switching from part-time to full-time employment status or from full-time to part-time status by the Participant or the Participant's spouse, and the taking of an unpaid leave of absence by the Participant or the Participant's spouse, and such other events that the Administrator determines will permit a change or revocation of an election during a Plan Year under regulations and rulings of the Internal Revenue Service. Any new election under this paragraph 4.07 shall be effective at such time as the Administrator shall prescribe, but not earlier than the first pay period beginning after the Election Form is completed and returned to the Administrator.

The amount of any salary reduction amounts not applied against medical and dependent care expenses will be forfeited by the Participant and used to defray the reasonable expense of administering this Plan as set forth in Section 7.04.

If a Participant ceases or changes the extent of his or her participation in the Medical/Dental Insurance Plan or Plans of the Employer for any reason other than a change in family status, the Participant's Compensation will continue to be reduced by an amount equal to that portion of the premiums previously payable during such Plan Year for benefits under the Medical/Dental Insurance Plan or Plans. The amount of any reduction not applied towards payment of premiums will be forfeited by the Participant and used to defray the reasonable expense of administering the Plan. The amount of Compensation reduction will automatically be adjusted for substantial increases or decreases of coverage.

4.08 Reimbursable Expenses on Termination of Participation
         The Participant (or the Participant's estate) shall be entitled to medical and dependent care expense reimbursement under Article 7 only for expenses incurred within the same Plan Year while a Plan Participant, and paid prior to the 90th day after the date participation is terminated, and only if the Participant (or the Participant's estate) applies for such reimbursement in accordance with Article 7 on or before the earlier of (1) the 180th day following the date participation is terminated, and (2) the 90th day after the close of the Plan Year.

4.09 Amount and Form of Payment
         The Employer's contributions under the Plan for each Plan Year shall consist of the aggregate amount applied to the payment of benefits under Articles 5 and 6 pursuant to the Participant's election, any balance of the amount subject to the election hereinabove described which is paid to the Participant in cash, and the amounts used to pay premiums under Section 4.03.


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However, in no event can the total annual reimbursements under the Dependent
Care Assistant Plan exceed $5,000 or $2,500 in the case of married individuals filing separately. If the spouse is a full-time student for at least 5 months of the year, the deduction is limited to the spouse's earned income, or if greater, $4,800. The total annual amount which the Participant has an election to defer for medical reimbursement shall not exceed $2,000.

4.10 Automatic Termination of Election
         Elections made or deemed to be made under this Plan shall automatically terminate on the date on which the Participant ceases to be a Participant in the Plan, although coverage or benefits under the Medical/Dental Insurance Plan or Plans may continue if and to the extent provided by such Plan. Any Participant who terminates employment and is rehired cannot resume or commence participation in the Plan during the Plan Year in which such termination of employment occurs.


ARTICLE 5
DEPENDENT CARE EXPENSE REIMBURSEMENT PLAN

5.01 Payment of Benefits
         The Employer, upon proper written claim by a Participant, shall apply any reduction in Compensation elected by the Participant pursuant to Article 4 for the payment of benefits under the Dependent Care Expense Reimbursement Plan set forth in this Article 5 (including any prior reductions then standing to the Participant's credit in the Participant's Dependent Care Expense Reimbursement Account, described in Article 7, subject to paragraph 5.02) to reimburse the Participant for the cost of dependent care assistance provided to him or her during the period to which such election applies which, if paid by the Participant, would be considered an employment-related expense under Code
Section 212(b)(2). No such reimbursement shall be made to the extent that, when taken with other such reimbursements for the Participant's taxable year, it exceeds the lesser of (a) the amounts remaining in the Participant's Dependent Care Expense Reimbursement Account; (b) in the case of a Participant who is not married as of the end of his or her taxable year, that Participant's earned income; or (c) in the case of a Participant who is married as of the end of his or her taxable year, the lesser of (i) the Participant's earned income for such taxable year, or (ii) the spouse's earned income for such taxable year. For purposes of the preceding sentence, "earned income" shall have the meaning provided for in Code section 129(e)(2); provided that the provisions of Code
Section 21(d)(2) shall apply in determining the earned income of a spouse who is a student or is incapable of caring for himself or herself. No reimbursement shall be made under this Article 5 for amounts paid or payable to an individual related to the Participant within the meaning of Code Section 129(c).

5.02 Limitations
         No reimbursement shall be made for expenses incurred during any Plan Year from a reduction in Compensation made during any other Plan Year.

5.03 Construction
         The Dependent Care Expense Reimbursement Plan established in this
Article 5 is intended to meet the requirements of Section 129 of the Code and the regulations thereunder, and shall be interpreted and administered in accordance therewith.

5.04 Reports to Employees
         Pursuant to Section 129(d)(7) of the Code, prior to each February 1 the Administrator shall provide each Participant with a statement of the amounts paid to such Participant during the previous calendar year under the Dependent Care Expense Reimbursement Plan.




ARTICLE 6
MEDICAL CARE EXPENSE REIMBURSEMENT PLAN

6.01 Claims for Reimbursement
         A Participant who has elected to receive medical care expense reimbursements for a Plan Year may apply to the Employer for reimbursement of Qualifying Medical Care Expenses incurred by the Participant during the Plan Year by submitting an application in writing to the Employer, in such form as the Employer may prescribe, setting forth:

         (a) The amount, date and nature of the expense with respect to which a benefit is requested;

         (b) The name of the person, organization or entity to which the expense was or is to be paid;

         (c) The name of the person for whom the expense was incurred and, if such person is not the Participant requesting the benefit, the relationship of such person to the Participant; and

         (d) The amount recovered or expected to be recovered under any insurance arrangement or other plan, with respect to the expense. Such application shall be accompanied by bills, invoices, receipts, cancelled checks or other statements showing the amount of such expenses, together with any additional documentation which the Administrator may request.

6.02 Qualifying Medical Care Expense
         Qualifying Medical Care Expense means an expense incurred by a Participant, or by the spouse or dependent of such Participant, for medical care as defined in Section 213 of the Code (including without limitation amounts paid for hospital bills, doctor and dental bills, drugs and premiums for accident and health insurance), but only to the extent that the Participant or other person incurring the expense is not reimbursed for the expense through insurance or otherwise (other than under the Plan).

6.03 Reimbursement or Payment of Expenses
         The Employer shall reimburse the Participant from the Participant's Reimbursement Account, as described in Article 7 for Qualifying Medical Care Expense incurred during the Plan Year, for which the Participant submits a written application and documentation in accordance with paragraph 7. The Employer may, at its option, pay any such Qualifying Medical Care Expenses directly to the person providing or supplying medical care in lieu of reimbursing the Participant.


ARTICLE 7
REIMBURSEMENT ACCOUNTS

7.01 Establishment of Accounts
         The Employer will establish and maintain on its books Accounts for each Plan Year with respect to each Participant who has elected to receive reimbursement of Qualifying Reimbursement Expenses incurred during the Plan Year.

7.02 Crediting Of Accounts
         There shall be credited to a Participant's Accounts for each Plan Year, as of each date Compensation is paid to the Participant in such Plan Year, an amount equal to the reduction, if any, to be made in such Compensation in accordance with the Participant's election and Compensation Reduction Agreement under the Plan. All amounts credited to each such Accounts shall be the property of the Employer until paid out pursuant to this Article 7.

7.03 Debiting of Accounts
         A Participant's Accounts for each Plan Year shall be debited from time to time in the amount of any payment under this Article 7 to or for the benefit of the Participant for Qualifying Reimbursement Expenses incurred during such Plan Year. Amounts debited to each such Account shall be treated as payments of the earliest amounts credited to the Account, and not yet paid, under a "first-in/first-out" approach.

7.04 Forfeiture of Accounts

         The amount credited to a Participant's Accounts for any Plan Year shall be used only to reimburse the Participant for Qualifying Reimbursement Expenses incurred during such Plan Year, and only if the Participant applies for reimbursement on or before the 90th day following the close of the Plan Year or 180 days after termination of employment, if earlier. If any balance remains in the Participant's Accounts for a Plan Year after all reimbursements hereunder, such balance shall not be carried over to reimburse the Participant for Qualifying Reimbursement Expenses incurred during a subsequent Plan Year, and shall not be available to the Participant in any other form or manner, but shall remain the property of the Employer, and the Participant shall forfeit all rights with respect to such balance.

7.05 No Trust Created
         The Employer shall set up a reserve on its books for the amount credited to each Participant's Account, but no assets of the Employer shall be specifically set aside for the payment of contributions, withdrawals or distributions hereunder, and references to "credits" and other related terms herein shall refer only to the setting up of such a reserve. The Plan does not create a trust in favor of a Participant or any person claiming on a Participant's behalf, and the obligation of the Employer is solely a contractual obligation to make payments due hereunder. In this regard, the balance of any Account shall be considered a liability of the Employer, and a Participant's right thereto shall be the same as that of any unsecured general creditor of the Employer. Neither the Participant nor any other person shall acquire any right, title or interest in or to any contribution under the Plan or balance in any Account other than the right to the actual payment of contributions, withdrawals and distributions in accordance with the terms of the Plan.


ARTICLE 8
ADMINISTRATION OF PLAN

8.01 Administrator
         The administration of the Plan shall be under the supervision of the Administrator. It shall be a principal duty of the Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator's powers will include, but will not be limited to the following, in addition to all other powers provided by this Plan:

         (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

         (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

         (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

         (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

8.02 Examination of Records
         The Administrator will make available to each Participant such of the records under the Plan as pertain to the Participant, for examination at reasonable times during normal business hours.

8.03 Reliance on Tables, Etc
         In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by, or in accordance with the instructions of, the administrators by accountants, counsel or other experts employed or engaged by the Administrator.

8.04 Claims and Review Procedures

Claims Procedure
If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (1) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

Review Procedure
Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his or her duly authorized representative) may (i) file a written request with the Administrator for a review of the denied claim and of pertinent documents, and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

8.05 Nondiscriminatory Exercise of Authority
         Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

8.06 Indemnification of Administrator
         The Employer agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who formerly served as Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


ARTICLE 9
AMENDMENT AND TERMINATION OF PLAN


9.01 Amendment or Termination of Cafeteria Plan
         The Plan may at any time be amended or terminated by a written instrument signed by the Employer.

         Upon termination of the Plan, all elections and reductions in Compensation under the Plan will terminate. Any amounts remaining in a Participant's Reimbursement Account shall be reimbursed in accordance with paragraph 4.08. Any reduction in a Participant's Compensation made prior to termination of the Plan, for purposes of paying that portion of the premiums payable by a Participant for benefits under the Medical/Dental Insurance Plan or Plans that were not applied to such payment, will be applied to the next premium payable by the Participant.

9.02 Amendment or Termination of Insurance Plan(s)
         Nothing contained in the Plan shall limit the Employer's right, without notice to or consent from any Employee, to amend or terminate the Medical/Dental Insurance Plan or Plans.


ARTICLE 10
MISCELLANEOUS PROVISIONS

10.01 Information to Be Furnished
         Participants shall provide the Employer and Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

10.02 Limitation of Rights
         Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable rights against the Employer or Administrator, except as provided herein.

10.03 No Guarantee of Tax Consequences; Indemnification of Employer
         While the Employer intends that the amounts applied to the payment of one or more of the optional benefits described in paragraph 4.01 will be excludable from the Participant's gross income for federal income tax purposes, neither the Employer nor the Administrator makes any commitment or guarantee that these amounts will be excludable from a Participant's gross income for federal income tax purposes, or that any other federal, state, or local tax treatment will apply. It is the Participant's obligation to notify the Employer if the Participant has any reason to believe that any payment is not excludable from his or her gross income. If any before-tax payment made on behalf of a Participant for one or more of the optional benefits described in paragraph 4.01 is disallowed by any federal, state, or local taxing authority, the Participant must indemnify and reimburse the Employer for any liability it may incur for failure to withhold federal, state, or local taxes that the Participant would have owed if such payment had been made to the Participant as regular cash compensation, plus the Participant's share of any Social Security tax that would have been paid on such Compensation.

10.04 Governing Law
         This Plan shall be construed, administered and enforced according to the laws of the State of Missouri.



IN WITNESS WHEREOF, the Employer has caused this Plan to be executed in its name and behalf this eighteenth day of October, 2000, by its officer thereunto duly authorized.



DATA RESEARCH ASSOCIATES, INC.

                                                By:     /s/Katharine W. Biggs
                                                        ------------------------

                                                Title   Vice-President and Chief
                                                           Financial Officer
                                                        ------------------------